UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On August 10, 2007, Montgomery Equity Partners, Ltd. exercised a Conversion Notice for $300,000 of the $500,000 Convertible Debenture held by Montgomery which represents a conversion of the principal under the terms of the Convertible Debenture dated April 5, 2007 (reissued from December, 2005). A total of 2,884,615 shares of restricted common stock were issued to Montgomery Equity Partners, Ltd. as a result of the conversion. The securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and contain the appropriate legends restricting their transferability absent registration or applicable exemption.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David McCartney, Vice President Marketing and Sales resigned his position with the company effective August 10, 2007 to pursue other opportunities. Mr. McCartney joined Airbee in March of 2005 having previously been a consultant to the company. In addition, Mr. Charles Gunderson, Chief Operating Officer, tendered his resignation on August 10, 2007 effective immediately, also to pursue other opportunities. Mr. Gunderson joined the company in June 2007.

Item 8.01 Other Events.

Explanatory Note: This item amends the Form 8K filed by Airbee on June 19, 2007.

As previously disclosed, Richard P. Sommerfeld, Jr. Airbee's former CFO, filed an action against Airbee in the Circuit Court for Montgomery, Maryland whereupon the court ordered mediation. As a result of the mediation, Airbee and Sommerfeld entered into a Settlement Agreement (the "Agreement") made effective July 1, 2007. The parties entered into the Agreement to avoid the expense, inconvenience and uncertainty of further litigation and not as an admission of wrongdoing or liability on the part of any of the parties.

The material terms of the Agreement are: 1) Airbee shall pay Sommerfeld $500,000 on or before August 14, 2007 ($183,316.64 through its payroll service and will withhold and remit the required state and federal employer withholdings - the balance to be paid by wire transfer to Sommerfeld's lawyer trust account); 2) should the payment not be made by Airbee by August 14, 2007, the company will enter into a consent judgment in favor of Sommerfeld and against Airbee in the amount of $700,000; 3) the parties agree to not make any statements disparaging each other; 4) Sommerfeld releases all employment related claims; 5)mutual waiver and release upon satisfaction of the terms of the Agreement. The parties are in discussions to extend the payment due date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

August 16, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President